Exhibit (a)(1)(A)

OFFER TO EXCHANGE ELIGIBLE OPTIONS FOR NEW RESTRICTED STOCK UNITS

KARYOPHARM THERAPEUTICS INC.

THIS OFFER AND WITHDRAWAL RIGHTS EXPIRE

AT 11:59 P.M., EASTERN TIME, ON JULY 18, 2024 UNLESS THIS OFFER IS EXTENDED

Unless the context requires otherwise, references in this Offer to Exchange to “Karyopharm,” the “Company,” “we,” “us,” and “our” refer to Karyopharm Therapeutics Inc.

Karyopharm is offering eligible U.S. non-executive officer employees the opportunity to exchange certain outstanding stock options to purchase shares of our common stock for new awards comprised of a lesser number of restricted stock units (the “New RSUs”), determined based on pre-determined exchange ratios (the “Exchange Ratios”). We expect to grant the New RSUs on the date on which we cancel the options accepted for exchange, which will be on the first business day following completion of this offer (the “Offer”). We are making the Offer upon the terms, and subject to the conditions, set forth in this Offer to Exchange Eligible Options for New Restricted Stock Units (this “Offer to Exchange”) and in the related Terms of Election (the “Terms of Election” and, together with this Offer to Exchange, as they may be amended from time to time, the “Option Exchange”). At the 2024 annual meeting of stockholders held on May 29, 2024, our stockholders approved the Option Exchange.

Eligibility. Only Eligible Options may be exchanged in the Option Exchange. For these purposes, “Eligible Options” are those options that:

•

were granted under our 2022 Equity Incentive Plan (the “2022 Plan”), our 2013 Stock Incentive Plan (the “2013 Plan”) or our 2022 Inducement Stock Incentive Plan (the “2022 Inducement Plan”) or as inducement stock options granted pursuant to Nasdaq Listing Rule 5635(c)(4) outside of the 2022 Inducement Plan (“Inducement Options” and, together with the 2022 Plan, 2013 Plan, and 2022 Inducement Plan, the “Equity Plans”);

•	were granted before December 31, 2022; and

•	have an exercise price greater than $3.35 per share.

Options not granted under the Equity Plans, granted after December 31, 2022 or that have an exercise price equal to or less than $3.35 are not eligible to be exchanged in the Option Exchange.

You are eligible to participate in the Option Exchange (an “Eligible Participant”) only if you:

•	are a U.S. employee of Karyopharm on the date the Offer commences;

•	continue to be a U.S. employee of Karyopharm through the date the New RSUs are granted;

•	are not an executive officer, non-employee director, consultant, advisor or non-U.S. employee of Karyopharm; and

•	hold at least one Eligible Option as of the commencement of the Offer.

The outstanding options that you hold give you the right to purchase shares of our common stock once you exercise those options by paying the applicable exercise price of those options (and satisfying any applicable tax withholding obligations). Thus, when we use the term “options” in this Offer to Exchange, we refer to the actual options you hold to purchase shares of our common stock and not the shares underlying those options.

Exchange Ratios. We established the Exchange Ratios described below with the intent to result in a “value for value” exchange, meaning that the accounting fair value of the New RSUs will be approximately equal to the accounting fair value of the Eligible Options that are surrendered and therefore will not result in a windfall to Eligible Participants nor significant incremental accounting expenses to the Company. The Exchange Ratios in the Option Exchange represent the number of shares of common stock underlying an Eligible Option that an employee must surrender in order to receive one New RSU, and vary based on the exercise price of the Eligible Options within the relevant grouping.

The Exchange Ratios for the Option Exchange were determined using the Black-Scholes model and are based on, among other things, the volatility of our stock, the expected term of a stock option and interest rates. The Exchange Ratios were calculated in a manner intended to result in a value for value exchange. This should minimize any additional compensation expense that we must recognize upon granting the New RSUs, other than some incremental compensation expense that might result from fluctuations in the fair market value of our common stock after the Exchange Ratios were fixed by our Board but before the completion of the Option Exchange. The Board of Directors approved the Option Exchange and recommended that our stockholders do the same based on its belief that the New RSUs granted in the Option Exchange will provide a better incentive and motivation to employees than the Eligible Options they currently hold (which are “underwater”, meaning the Eligible Options have an exercise price that is equal to or greater than the market price for our stock), while balancing the interests of our stockholders by reducing our total number of shares of common stock underlying outstanding stock options, avoiding further dilution to our stockholders and minimizing the accounting expense of the grants of New RSUs. If we were to exchange the options on a one-for-one basis, the accounting fair value of the New RSUs and the associated accounting expense would be greater than the current accounting fair value of the Eligible Options. Accordingly, the number of New RSUs will cover a lesser number of shares than the number of shares underlying the Eligible Options they replace to achieve the same approximate fair value for accounting purposes.

The number of New RSUs, calculated according to the Exchange Ratios, will be rounded down to the nearest whole share on a grant-by-grant basis. As set forth in the table below, the applicable Exchange Ratios will vary based on the exercise price of the Eligible Option.

Exercise Price Range per Share	Aggregate Number of Shares Subject to Outstanding Eligible Options (as of June 18, 2024)	Weighted Average Remaining Life (In Years)	Exchange Ratio (Surrendered Eligible Options to New RSUs)
$3.36 to $7.50	733,752	7.37	2 to 1
$7.51 to $25.00	1,690,580	5.50	3 to 1
$25.01 and above	118,500	3.17	4 to 1

If you are eligible to participate in the Option Exchange, you can exchange your Eligible Options on a grant-by-grant basis. Each separate Eligible Option, as determined based on the original grant date and exercise price of the Eligible Option, is referred to herein as a “separate option grant”. No partial exchanges of separate option grants will be permitted; however, you can choose to exchange one or more of your eligible separate option grants without having to exchange all of your eligible separate option grants. If you have previously exercised a portion of an eligible separate option grant, only the portion of the eligible separate option grant which has not yet been exercised will be eligible to be exchanged.

There are two types of stock options – incentive stock options and nonstatutory stock options – and the tax treatment of each type is different. Some of your Eligible Option grants may consist entirely of one of these two types of options and some of your Eligible Option grants may consist of a mix of both types due to the application of certain limits on incentive stock options under U.S. tax laws. This “split” is determined automatically at the time of grant and is reflected in your E*Trade account and will also be reflected on the Option Exchange website. For this reason, you may see two awards listed as of any given grant date, one representing the portion of the grant that qualifies as an incentive stock option and the other representing the portion of the grant treated as a nonstatutory stock option, although both awards are technically part of the same “grant” with the same grant date. For purposes of the Option Exchange, this “split” based on the tax status of the option will be disregarded. As a result, both portions of an Eligible Option grant will be treated as one “grant” for purposes of the Option Exchange. On the Option Exchange website, you will see one election box for both the incentive stock option and nonstatutory stock option components of an Eligible Option grant, and you must exchange all or none of such grant. (See Section 13 of the Offering Memorandum contained in this Offer to Exchange (the “Offering Memorandum”) entitled “Material U.S. Federal Income Tax Consequences” for further information.)

All Eligible Options that you elect to exchange by 11:59 p.m., Eastern Time on the expiration date of the Offer (the “Offer Expiration Date”), currently scheduled for July 18, 2024, and that we accept pursuant to the Option Exchange will be cancelled on the first business day following the Offer Expiration Date, and Eligible Options elected for exchange will no longer be exercisable after that time. We expect to also grant the New RSUs on the first business day following the Offer Expiration Date, with the date of grant for the New RSUs referred to in this Offer to Exchange as the “New RSU Grant Date.”

If you do not want to participate in the Option Exchange, no action by you is needed and you are not required to visit the Option Exchange website. If you choose not to participate in the Option Exchange, you will continue to hold your Eligible Options pursuant to the same terms and conditions as are applicable under the applicable Equity Plan and the option agreements under which they were originally granted.

Terms of New RSUs. We will grant the New RSUs under the 2022 Plan, on the New RSU Grant Date. In order to be granted a New RSU award, you must remain continuously employed by Karyopharm through the New RSU Grant Date.

Each New RSU award:

•

will vest with respect to 50% of the award on the one-year anniversary of the New RSU Grant Date and with respect to the remaining 50% of the award on the eighteen (18) month anniversary of the New RSU Grant Date, subject to continued service through the applicable vesting date; and

•	will have the terms and be subject to the conditions as provided for in the 2022 Plan and an applicable award agreement.

Although our Board of Directors has approved the Offer, neither we nor our Board of Directors make any recommendation as to whether you should elect to exchange or refrain from electing to exchange all or any of your Eligible Options. You must make your own decision regarding whether to elect to exchange all or any of your Eligible Options.

The Offer is not conditioned upon a minimum aggregate number of Eligible Options being surrendered for exchange. The Offer is subject to certain conditions which we describe in Section 6 of the Offering Memorandum entitled “Conditions of the Offer”.

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “KPTI.” On June 18, 2024, the closing price of our common stock on Nasdaq was $0.93 per share. We recommend that you obtain current market quotations for our common stock before deciding whether to elect to exchange your Eligible Options.

As of June 18, 2024, there were Eligible Options to purchase an aggregate of 2,542,832 shares of common stock outstanding under the Equity Plans, which, if exercised in full, would represent approximately 2% of the total number of outstanding shares of our common stock as of such date, which was 124,632,409 shares.

Please see the section below entitled “Risk Factors” for a discussion of risks and uncertainties that you should consider before surrendering your Eligible Options for exchange in the Option Exchange.

IMPORTANT

If you wish to participate in the Option Exchange, you must submit your election electronically via the Option Exchange website at www.myoptionexchange.com by 11:59 p.m., Eastern Time, on July 18, 2024 (or such later time and date as may apply if the Offer is extended). Election submissions or changes that are received after this deadline will not be accepted. In order to participate in the Option Exchange and submit your election, you will be required to acknowledge your agreement to all of the terms and conditions of the Option Exchange as set forth in the Offer documents. If you do not wish to participate in the Option Exchange, no action by you is needed and you are not required to visit the Option Exchange website.

Your delivery of all documents regarding the Option Exchange, including elections, is at your risk. Upon submission of an election via the Option Exchange website, a confirmation statement will be generated by the Option Exchange website at the time that you complete and submit your election. You should print and keep a copy of the confirmation statement for your records. A copy of the confirmation statement will also be sent to your email. The printed confirmation statement will provide evidence that you timely submitted your election. If you do not receive a confirmation, it is your responsibility to confirm that we have timely received your election. If you do not receive a confirmation, we recommend that you confirm that we have received your election by emailing optionexchange@karyopharm.com. Only responses that are properly completed and actually received by us by 11:59 p.m. Eastern Time on the Offer Expiration Date through the Option Exchange website at www.myoptionexchange.com will be accepted. Responses submitted by any other means, including hand delivery, interoffice, email, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. You should direct questions about the Offer and requests for additional copies of this Offer to Exchange and the other Offer documents by emailing Karyopharm at optionexchange@karyopharm.com.

We are not disseminating this Offer to Exchange in any jurisdiction in which the Offer would not be in compliance with the laws of that jurisdiction.

THIS OFFER TO EXCHANGE HAS NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE OR FOREIGN SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE OR FOREIGN SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE OFFER OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS OFFER TO EXCHANGE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

KARYOPHARM HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE OR REFRAIN FROM ELECTING TO EXCHANGE YOUR ELIGIBLE OPTIONS PURSUANT TO THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR OTHER INFORMATION TO WHICH WE HAVE REFERRED YOU. KARYOPHARM HAS NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED TERMS OF ELECTION. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY KARYOPHARM.

NOTHING IN THIS DOCUMENT SHALL BE CONSTRUED TO GIVE ANY PERSON THE RIGHT TO REMAIN IN THE EMPLOYMENT OR SERVICE OF KARYOPHARM OR TO AFFECT OUR RIGHT TO TERMINATE THE EMPLOYMENT OR SERVICE OF ANY PERSON AT ANY TIME WITH OR WITHOUT CAUSE TO THE EXTENT PERMITTED UNDER LAW. NOTHING IN THIS DOCUMENT SHOULD BE CONSIDERED A CONTRACT OR GUARANTEE OF WAGES OR COMPENSATION.

KARYOPHARM RESERVES THE RIGHT TO AMEND OR TERMINATE THE EQUITY PLANS AT ANY TIME, AND THE GRANT OF NEW RSUs UNDER THE 2022 PLAN OR THE OFFER DOES NOT IN ANY WAY OBLIGATE KARYOPHARM TO GRANT ADDITIONAL EQUITY AWARDS OR OFFER FURTHER OPPORTUNITIES TO PARTICIPATE IN ANY OPTION EXCHANGE IN ANY FUTURE YEAR. THE GRANT OF NEW RSUs AND ANY FUTURE EQUITY AWARDS GRANTED UNDER THE EQUITY PLANS OR IN RELATION TO THE OFFER IS WHOLLY DISCRETIONARY IN NATURE AND IS NOT TO BE CONSIDERED PART OF ANY NORMAL OR EXPECTED COMPENSATION FOR ANY PURPOSE, INCLUDING WITHOUT LIMITATION, CALCULATING ANY SEVERANCE, RESIGNATION, REDUNDANCY, TERMINATION, BONUS, PENSION OR RETIREMENT PAYMENTS, WELFARE BENEFITS OR SIMILAR PAY OR BENEFITS, OTHER THAN TO THE EXTENT REQUIRED BY LOCAL LAW.

SUMMARY TERM SHEET

The following are answers to some of the questions that you may have about this Offer to Exchange. We urge you to read carefully the following questions and answers, as well as the remainder of this Offer to Exchange. Where applicable, we have included section references to the remainder of this Offer to Exchange where you can find a more complete description of the topics in this question and answer summary. We suggest that you consult with your personal financial, legal and/or tax advisors before deciding whether to participate in the Option Exchange. Please review this summary term sheet and questions and answers, and the remainder of this Offer to Exchange and the Terms of Election to ensure that you are making an informed decision regarding your participation in the Option Exchange.

For your ease of use, the questions and answers in this Summary Term Sheet have been separated into three sections, (i) Option Exchange design questions, (ii) administrative and timing questions and (iii) other important questions.

Option Exchange Design Questions

What is the Option Exchange?

The Option Exchange is being offered by Karyopharm to allow Eligible Participants to exchange their Eligible Options (i.e., their outstanding stock options that (i) were granted under the 2022 Plan, the 2013 Plan or the 2022 Inducement Plan or as inducement stock options granted pursuant to Nasdaq Listing Rule 5635(c)(4) outside of the 2022 Inducement Plan, (ii) were granted before December 31, 2022 and (iii) have exercise prices greater than $3.35), for new awards comprised of a lesser number of new restricted stock units, which we refer to as “New RSUs”. The number of New RSUs that will be granted in exchange for existing Eligible Options will be determined based on the Exchange Ratios described below. The New RSUs will be granted on the date on which we cancel the Eligible Options accepted for exchange, which we expect will be the first business day following the expiration date of the Offer, which we refer to as the New RSU Grant Date. The New RSUs will be subject to the terms and conditions as provided for in our 2022 Plan and the applicable award agreement.

Each New RSU award will vest with respect to 50% of the award on the one-year anniversary of the New RSU Grant Date and with respect to the remaining 50% of the award on the eighteen (18) month anniversary of the New RSU Grant Date, subject to continued service through the applicable vesting date.

Why are we making the Offer?

An objective of our equity incentive programs has been, and continues to be, to align the interests of equity incentive plan participants with those of our stockholders, and we believe that the Option Exchange is an important component in our efforts to achieve that goal. The Option Exchange and the Exchange Ratios are intended to result in a “value for value” exchange, meaning that the accounting fair value for the New RSUs will be approximately equal to the accounting fair value of the Eligible Options that are surrendered and the Option Exchange will therefore not result in a windfall to Eligible Participants nor significant incremental accounting expenses to the Company.

While we have achieved a number of important milestones and made significant progress on our commercial, clinical development, organizational, and business goals over the past several years and we are optimistic regarding our potential future growth opportunities, the price of our common stock remains below historic levels. In the last several years, our stock price has experienced significant volatility, due to a number of potential factors, many of which were outside the control of our company and employees, including a challenging financial market impacted by macro-economic factors, worsening of investor sentiment leading to pressures in stock prices, particularly in the pharmaceutical and biotech industries, and a significantly increased competitive environment in the multiple myeloma market. The Option Exchange is purposely designed to balance the interests of our stockholders, by reducing our overhang, with our critical need to retain and incentivize our employees by granting New RSUs with a new 18-month vesting schedule. We have a pressing need to retain and motivate our key talent, particularly in light of the highly competitive nature of the labor market in the pharmaceutical industry and the significant efforts, historical expertise and continuity needed from our employees to continue to grow our multiple myeloma business, advance our three ongoing pivotal Phase 3 clinical trials and execute on our long-term strategic initiatives. We believe that equity compensation provides a meaningful incentive for our employees, creates an essential link between our employees and our stockholders and allows us to conserve cash resources to support our growth objectives. We also believe that our success depends, in large part, on our ability to maintain a competitive position by attracting, retaining and motivating key employees with experience and ability. Central to these objectives is our equity compensation program, which is consistent with our compensation philosophy and the compensatory practices of other pharmaceutical companies in our peer group and other companies that we compete with for talent.

As of June 18, 2024, we had a total of 5,789,250 shares of common stock subject to outstanding stock options under our Equity Plans, with a range in exercise prices from $1.28 per share to $39.95 per share. As a result, we have developed a significant stock option “overhang” consisting of outstanding but unexercised options, all of which are underwater and therefore not serving their intended purposes of motivating and retaining employees. Pursuant to the Option Exchange, participants will receive a lesser number of New RSUs than the number of shares underlying the surrendered stock options. While we cannot predict how many Eligible Participants will elect to participate in the Option Exchange, assuming 100% of Eligible Participants as of June 18, 2024 participate in the Option Exchange and exchange 100% of their Eligible Options, and based on the Exchange Ratios established by our Board, Eligible Options to purchase approximately 2,542,832 shares of common stock would be surrendered and cancelled in the Option Exchange, which would result in the Company granting approximately 959,912 New RSUs and would result in a reduction in our equity overhang of approximately 1,582,920 shares of common stock. Shares subject to surrendered Eligible Options will be cancelled and will not be returned to the pool of shares available for future grant under the applicable Equity Plan, except with respect to the number of shares subject to the New RSUs to be granted under the 2022 Plan pursuant to the Option Exchange.

The Option Exchange is voluntary and will allow Eligible Participants to choose whether to keep their Eligible Options at existing exercise prices and terms or to exchange those options for New RSUs. We intend the Option Exchange to enable Eligible Participants to recognize value from their New RSUs, but this cannot be guaranteed considering the unpredictability of the stock market and vesting terms contingent upon continued service to the company. (See Section 2 of the Offering Memorandum entitled “Purpose of the Offer” for additional information.)

Subject to the limitations set forth in Sections 6 and 14 of the Offering Memorandum entitled “Conditions of the Offer” and “Extension of Offer; Termination; Amendment,” respectively, we reserve the right, before the Offer Expiration Date, to terminate or amend this Offer to Exchange and to postpone our acceptance and cancellation of any Eligible Options elected for exchange if at any time on or after the date of commencement of the Offer and prior to the Offer Expiration Date certain events have occurred, including any increase or decrease of greater than 33% of the market price of our common stock that occurs during the offer period as measured from $0.93, which was the closing price of our common stock on Nasdaq on June 18, 2024.

How does the Option Exchange work?

We are offering Eligible Participants the opportunity to exchange their Eligible Options (i.e., their outstanding options that were issued under the Equity Plans, were granted before December 31, 2022 and have exercise prices greater than $3.35) for a predetermined number of New RSUs, rounded down to the nearest whole share, as determined based on the Exchange Ratios described in the table below. The outstanding options that you hold give you the right to purchase shares of our common stock once you exercise those options by paying the applicable exercise price of those options (and satisfying any applicable tax withholding obligations). Thus, when we use the term “options” in this Offer to Exchange, we refer to the actual options you hold to purchase shares of our common stock and not the shares of common stock underlying those options.

Participating in the Option Exchange requires an eligible employee to make a voluntary election to tender Eligible Options by 11:59 p.m., Eastern Time, on the Offer Expiration Date, currently scheduled for July 18, 2024, unless the Offer is extended, after which time such election will be irrevocable.

The Exchange Ratios in the Option Exchange represent the number of shares of common stock underlying an Eligible Option that an Eligible Participant must surrender in order to receive one New RSU, and vary based on the exercise price of the Eligible Options. The Exchange Ratios for the Option Exchange were determined using the Black-Scholes model and are based on, among other things, the volatility of our stock, the expected term of a stock option and interest rates. The Exchange Ratios were calculated in a manner intended to result in a value for value exchange, in order to accomplish the compensatory goals of the Option Exchange for our employees and to prioritize the interests of our stockholders, including reducing our total number of shares of common stock underlying outstanding equity awards, avoiding further dilution to our stockholders and minimizing the accounting expense of the grants of New RSUs. The number of New RSUs will be calculated according to the Exchange Ratios and will be rounded down to the nearest whole share on a grant-by-grant basis. As set forth in the table below, the applicable Exchange Ratios will vary based on the exercise price of the Eligible Option.

Exercise Price Range per Share	Aggregate Number of Shares Underlying Outstanding Eligible Options (as of June 18, 2024)	Weighted Average Remaining Life (In Years)	Exchange Ratio (Surrendered Eligible Options to New RSUs)
$3.36 to $7.50	733,752	7.37	2 to 1
$7.51 to $25.00	1,690,580	5.50	3 to 1
$25.01 and above	118,500	3.17	4 to 1

Unless prevented by law or applicable regulations, Eligible Options accepted for exchange will be cancelled, and New RSUs will be granted under the 2022 Plan.

Example

To illustrate how the Exchange Ratios work, assume that:

•	You are a U.S. non-executive officer employee of Karyopharm as of the Offer commencement date and remain an employee through the New RSU Grant Date.

•

You have four existing options to purchase 1,000 shares of common stock with corresponding per share exercise prices of $15.76 (grant date of August 4, 2020), $7.82 (grant date of August 4, 2021), $4.53 (grant date of August 4, 2022) and $1.72 (grant date of August 4, 2023).

If you elect to participate in the Option Exchange:

•

You will only be able to elect to exchange your three existing option grants with per share exercise prices of $15.76, $7.82 and $4.53 for New RSUs. Your election to exchange can cover zero shares or all 1,000 shares of each separate option grant that is eligible for exchange. You cannot elect to exchange less than the full amount of a separate option grant. For example, you cannot elect to exchange 500 shares of the option grant with the exercise price of $15.76, $7.82 and $4.53. Instead, you can elect to exchange either all options with that exercise price, or none. If you have previously exercised a portion of an eligible separate option grant, only the portion of the Eligible Option grant which has not yet been exercised will be eligible to be exchanged.

•

You will not be able to elect to exchange your existing option grant with a per share exercise price of $1.72 for New RSUs because the exercise price for this option grant is equal to or less than $3.35 and the option was granted after December 31, 2022 (either one of those reasons being sufficient to make such option ineligible for exchange).

•

Each New RSU award will vest with respect to 50% of the award on the one-year anniversary of the New RSU Grant Date and with respect to the remaining 50% of the award on the eighteen (18) month anniversary of the New RSU Grant Date, subject to continued service through the applicable vesting date.

Under these facts, the table below shows the number of New RSUs you would receive were you to participate in the Option Exchange and elect to exchange your existing Eligible Options with per share exercise prices of $15.76, $7.82 and $4.53.

Grant Date of Eligible Option	Exercise Price of Eligible Option	Cancelled Shares Subject To Eligible Option	Exchange Ratio	New RSUs
August 4, 2020	$15.76	1,000	3 to 1	333
August 4, 2021	$7.82	1,000	3 to 1	333
August 4, 2023	$4.53	1,000	2 to 1	500

Which options are eligible for the Option Exchange?

Options eligible for exchange are those held by U.S. employees who are not executive officers that were issued under the Equity Plans, were granted before December 31, 2022 and have exercise prices greater than $3.35. Executive officers, non-employee directors, consultants, advisors and non-U.S. employees of Karyopharm are not eligible to participate in the Option Exchange. If you are eligible to participate in the Option Exchange, the Option Exchange website will indicate which of your stock options are eligible for exchange.

Eligible Options that expire pursuant to their terms prior to the completion of the Option Exchange will be forfeited on the applicable expiration date and will not be eligible to be exchanged for New RSUs.

Who is eligible to participate in the Option Exchange?

You are eligible to participate in the Option Exchange if you:

•	are a U.S. employee of Karyopharm on the date the Offer commences;

•	continue to be a U.S. employee of Karyopharm through the date the New RSUs are granted;

•	are not an executive officer, non-employee director, consultant, advisor or non-U.S. employee of Karyopharm; and

•	hold at least one Eligible Option as of the commencement of the Offer.

What if I leave Karyopharm before the Offer Expiration Date?

If your employment with Karyopharm is terminated, whether voluntarily, involuntarily, or for any other reason, before the New RSU Grant Date, you will not be able to participate in the Option Exchange.

ACCORDINGLY, IF YOU ARE NOT AN ELIGIBLE EMPLOYEE OF KARYOPHARM AS DESCRIBED ABOVE ON THE NEW RSU GRANT DATE, EVEN IF YOU HAD ELECTED TO PARTICIPATE IN THE OPTION EXCHANGE AND HAD TENDERED SOME OR ALL OF YOUR OPTIONS FOR EXCHANGE, YOUR TENDER WILL AUTOMATICALLY BE DEEMED WITHDRAWN AND YOU WILL NOT PARTICIPATE IN THE OPTION EXCHANGE, AND YOU WILL RETAIN YOUR OUTSTANDING OPTION(S) IN ACCORDANCE WITH THEIR CURRENT TERMS AND CONDITIONS. IN THE CASE OF A TERMINATION OF YOUR SERVICE, YOU MAY BE ENTITLED TO EXERCISE YOUR OUTSTANDING OPTION(S) BY PAYING THE CURRENT EXERCISE PRICE DURING A LIMITED PERIOD OF TIME FOLLOWING THE TERMINATION OF SERVICE IN ACCORDANCE WITH THEIR TERMS TO THE EXTENT THAT THEY ARE VESTED AS OF SUCH TERMINATION OF SERVICE. (See Section 1 of the Offering Memorandum entitled “Eligibility; Number of Options; Offer Expiration Date” and Section 5 of the Offering Memorandum entitled “Acceptance of Options for Exchange; Grant of New RSUs” for additional information.)

Why aren’t the Exchange Ratios set at one-for-one?

The Exchange Ratios were determined using the Black-Scholes model and are based on, among other things, the volatility of our stock, the expected term of a stock option and interest rates. The Exchange Ratios were calculated in a manner intended to result in a value for value exchange, in order to accomplish the compensatory goals of the Option Exchange for our employees and to prioritize the interests of our stockholders, including reducing our total number of shares of common stock underlying outstanding equity awards, avoiding further dilution to our stockholders and minimizing the accounting expense of the grants of New RSUs. If we were to exchange the options on a one-for-one basis, the accounting fair value of the New RSUs and the associated accounting expense would be greater than the current accounting fair value of the Eligible Options. Accordingly, the higher-value New RSUs will cover a lesser number of shares of our common stock than the number of shares underlying the lower-value Eligible Options they replace to achieve the same approximate fair value for accounting purposes.

If I participate, what will happen to my exchanged options?

Eligible Options that you elect to exchange by 11:59 p.m., Eastern Time on the Offer Expiration Date, currently scheduled for July 18, 2024, and that we accept will be cancelled on first business day following the Offer Expiration Date. Surrendered Eligible Options will be cancelled and will not be returned to the pool of shares available for future grant under the Equity Plans, except with respect to the number of shares subject to the New RSUs to be granted under the 2022 Plan pursuant to the Option Exchange.

If I elect to exchange some of my Eligible Options, do I have to elect to exchange all of my Eligible Options?

No. You may elect to exchange your Eligible Options on a grant-by-grant basis. If you elect to exchange any portion of an eligible separate option grant in the Option Exchange, you must elect to exchange the entire eligible separate option grant. No partial exchanges of separate option grants will be permitted.

There are two types of stock options – incentive stock options and nonstatutory stock options – and the tax treatment of each type is different. Some of your Eligible Option grants may consist entirely of one of these two types of options and some of your Eligible Option grants may consist of a mix of both types due to the application of certain limits on incentive stock options under U.S. tax laws. This “split” is determined automatically at the time of grant and is reflected in your E*Trade account and will also be reflected on the Option Exchange website. For this reason, you may see two awards listed as of any given grant date, one representing the portion of the grant that qualifies as an incentive stock option and the other representing the portion of the grant treated as a nonstatutory stock option, although both awards are technically part of the same “grant” with the same grant date and exercise price. For purposes of the Option Exchange, this “split” based on the tax status of the option will be disregarded. As a result, both portions of an Eligible Option grant will be treated as one “grant” for purposes of the Option Exchange. On the Option Exchange website, you will see one election box for both the incentive stock option and nonstatutory stock option components of an Eligible Option grant, and you must exchange all or none of such grant. (See Section 13 of the Offering Memorandum entitled “Material U.S. Federal Income Tax Consequences” for further information.)

What happens to Eligible Options that I choose not to exchange or that you do not accept for exchange?

Eligible Options that you choose not to exchange or that we do not accept for exchange will remain outstanding and will retain their existing terms, exercise prices and vesting schedules.

What are the conditions to the Option Exchange?

The Option Exchange is subject to the conditions described in Section 6 of the Offering Memorandum. The Option Exchange is not conditioned upon a minimum aggregate number of options being elected for exchange. (See Section 6 of the Offering Memorandum entitled “Conditions of the Offer” for additional information.)

Administrative and Timing Questions

How do I participate in the Option Exchange?

1.

If you choose to participate in the Option Exchange, you must take the following action by 11:59 p.m., Eastern Time, on the Offer Expiration Date: Click on the link to the Option Exchange website in the announcement email you received from Infinite Equity on June 20, 2024, announcing the Option Exchange, or go to the Option Exchange website at www.myoptionexchange.com. Log in to the Option Exchange website using the login instructions provided to you in the announcement email (or if you previously logged into the Option Exchange website, your login credentials).

2.

After logging in to the Option Exchange website, review the information and proceed through to the “Election Form” page. You will be provided with personalized information regarding each Eligible Option grant you hold, including:

•	the grant date of the Eligible Option grant;

•	the expiration date of the Eligible Option grant;

•	the per share exercise price of the Eligible Option grant;

•	the number of shares of Karyopharm common stock subject to the Eligible Option grant as of July 18, 2024 (assuming no exercise or early termination occurs, through such date); and

•	the number of New RSUs that would be granted in exchange for the tendered Eligible Option grant if the election is made, we accept the tendered Eligible Option grant and the Option Exchange proceeds.

3.

On the “Election Form” page, make your selection next to each of your Eligible Option grants to indicate which Eligible Option grants you choose to tender in the Option Exchange by selecting “Exchange” or choose not to tender in the Option Exchange by selecting “Do Not Exchange.” If you do not select the “Exchange” choice with respect to an Eligible Option, your election with respect to that Eligible Option will default to “Do Not Exchange.” In that event, the Eligible Option will not be exchanged.

4.

Proceed through the Option Exchange website by following the instructions provided. Review your election and confirm that you are satisfied with your election. After reviewing, acknowledging and agreeing to the terms and conditions stated on the Confirm Elections page and in the Option Exchange documents, submit your election. If you do not acknowledge and agree to the terms and conditions, you will not be permitted to submit your election.

5.

Upon submitting your election, a confirmation statement will be generated by the Option Exchange website. Please print and keep a copy of the confirmation statement for your records. A copy of the confirmation statement will also be sent to your email. At this point, you will have completed the election process via the Option Exchange website.

It is your responsibility to confirm that we have received your correct election before the deadline. If you do not receive a confirmation, we recommend that you confirm that we have received your election by emailing optionexchange@karyopharm.com. We must receive your properly completed and submitted election by 11:59 p.m., Eastern Time, on the Offer Expiration Date, currently expected to be July 18, 2024. If you are unable to submit your election via the Option Exchange website as a result of technical failures of the Option Exchange website such as the Option Exchange website being unavailable or the Option Exchange website not enabling you to submit your election, please email optionexchange@karyopharm.com.

If you wish to exchange any portion of an individual Eligible Option grant in the Option Exchange, you must exchange the entire individual Eligible Option grant. No partial exchanges of an Eligible Option grant will be permitted. As discussed above, some of your Eligible Option grants may consist of both incentive stock options and nonstatutory stock options due to the application of certain limits on incentive stock options under U.S. tax law. For this reason, you may see two awards listed as of any given grant date, one representing the portion of the grant that qualifies as an incentive stock option and the other representing the portion of the grant that qualifies as a nonstatutory stock option. For purposes of the Option Exchange, this “split” based on the tax status of the option will be disregarded. As a result, both portions of an Eligible Option grant will be treated as one “grant” for purposes of the Option Exchange. On the Option Exchange website, you will see one election box for both the incentive stock option and nonstatutory components of an Eligible Option, and you must exchange all or none of such grant.

If you hold more than one Eligible Option grant, however, you may choose to exchange one or more of such individual Eligible Option grants, on a grant-by-grant basis, without having to exchange all of your Eligible Option grants. If you are eligible to participate in the Option Exchange, the Option Exchange website will list all of your Eligible Option grants.

How do I find out the details about my existing options?

Certain information regarding your Eligible Options will be provided to you on the Option Exchange website. To access the Option Exchange Website:

1.

Click on the link to the Option Exchange website in the announcement email you received from Infinite Equity on June 20, 2024, announcing the commencement of the Option Exchange, or go to the Option Exchange website at www.myoptionexchange.com. Log in to the Option Exchange website using the login instructions provided to you in the announcement email (or if you previously logged into the Option Exchange website, your login credentials).

2.

After logging in to the Option Exchange website, review the information and proceed through to the “Election Form” page. You will be provided with personalized information regarding each Eligible Option grant you hold, including:

•	the grant date of the Eligible Option grant;

•	the expiration date of the Eligible Option grant;

•	the per share exercise price of the Eligible Option grant;

•	the number of shares of Karyopharm common stock subject to the Eligible Option grants as of July 18, 2024 (assuming no exercise or early termination occurs, through such date); and

•	the number of New RSUs that would be granted in exchange for the tendered Eligible Option grant if the election is made, we accept the tendered Eligible Option grant and the Option Exchange proceeds.

If you believe there is an error with respect to your personalized information presented on the Option Exchange website, please contact optionexchange@karyopharm.com. If you are unable to submit your election via the Option Exchange website as a result of technical failures of the Option Exchange website such as the Option Exchange website being unavailable or the Option Exchange website not enabling you to submit your election, please email optionexchange@karyopharm.com.

For further details about your existing options, you should refer to the Equity Plans and the option award agreement for your Eligible Options which are available on the E*Trade website.

What will happen if I do not submit my election by the deadline?

If you do not submit your election by the deadline, then you will not be permitted to participate in the Option Exchange, and all options currently held by you will remain in effect at their original exercise price and subject to their original terms and conditions.

Please note that if you do not wish to participate in the Option Exchange, no action by you is needed and you are not required to visit the Option Exchange website. (See “Risk Factors” for additional information.)

IF YOU FAIL TO PROPERLY SUBMIT YOUR ELECTION BY THE DEADLINE, YOU WILL NOT BE PERMITTED TO PARTICIPATE IN THE OPTION EXCHANGE.

During what period of time can I withdraw or change my previous elections?

You can withdraw or change your previously submitted election to exchange or not exchange Eligible Options at any time by 11:59 p.m., Eastern Time, on the Offer Expiration Date, which is scheduled to occur on July 18, 2024, unless extended by us. If the Offer is extended beyond July 18, 2024, you can withdraw or change your election at any time until the extended expiration date of the Offer.

Election Changes and Withdrawals via the Option Exchange Website:

Participation in the Option Exchange is voluntary. If you choose to participate in the Option Exchange, you must do the following by 11:59 p.m., Eastern Time, on the Offer Expiration Date, which is expected to be July 18, 2024.

1.	Log in to the Option Exchange website at www.myoptionexchange.com.

2.

After logging in to the Option Exchange website, review the information and proceed through to the “Election Form” page, where you will find personalized information regarding each Eligible Option grant you hold, including:

•	the grant date of the Eligible Option grant;

•	the expiration date of the Eligible Option grant;

•	the per share exercise price of the Eligible Option grant;

•	the number of shares of our common stock subject to the Eligible Option grant as of July 18, 2024 (assuming no exercise or early termination occurs, through such date); and

•	the number of New RSUs that would be granted in exchange for the tendered Eligible Option grant if the election is made, we accept the tendered Eligible Option grant and the Option Exchange proceeds.

3.

On the “Election Form” page, change your selection next to each of your Eligible Option grants to indicate which Eligible Option grants you choose to tender in the Option Exchange by selecting “Exchange” or choose not to tender in the Option Exchange by selecting “Do Not Exchange.” If you do not select the “Exchange” choice with respect to an Eligible Option, your election with respect to that Eligible Option will default to “Do Not Exchange.” In that event, the Eligible Option will not be exchanged.

4.

Proceed through the Option Exchange website by following the instructions provided. Review your election and confirm that you are satisfied with your election. After reviewing, acknowledging and agreeing to the terms and conditions stated on the Confirm Elections page and in the Option Exchange documents, submit your election. If you do not acknowledge and agree to the terms and conditions, you will not be permitted to submit your election.

5.

Upon submitting your election, a confirmation statement will be generated by the Option Exchange website. Please print and keep a copy of the confirmation statement for your records. A copy of the confirmation statement will also be sent to your email. At this point, you will have completed the process for changing your previous election or withdrawing from participation in the Option Exchange via the Option Exchange website.

It is your responsibility to confirm that we have received your correct election before the deadline. If you do not receive a confirmation, we recommend that you confirm that we have received your election by emailing optionexchange@karyopharm.com. In all cases, the last election submitted and received prior to the deadline will be final and irrevocable. (See Section 4 of the Offering Memorandum entitled “Withdrawal Rights” for additional information.)

AFTER THE DEADLINE TO WITHDRAW OR CHANGE YOUR ELECTION HAS OCCURRED, YOU WILL NOT BE PERMITTED TO WITHDRAW OR CHANGE YOUR ELECTION.

Can I exchange the remaining portion of an Eligible Option grant that I have already partially exercised?

Yes, any unexercised portion of an eligible separate option grant can be exchanged. If you have previously exercised a portion of an Eligible Option grant, only the portion of that option grant that has not yet been exercised will be eligible to be exchanged. New RSUs will only replace the portion of an Eligible Option grant that is cancelled upon the expiration of the Offer.

Can I select which of my Eligible Options to exchange?

Yes. You can exchange your Eligible Options on a grant-by-grant basis, determined based on the current exercise price of the Eligible Option. However, no partial exchanges of eligible separate option grants will be permitted.

Can I exchange both vested and unvested Eligible Options?

Yes. You can exchange Eligible Options, whether or not they are vested. The vesting schedule for New RSUs is described below.

What does a New RSU entitle me to?

Each New RSU represents the right to be issued one share of common stock after the New RSU vests.

When will the New RSUs be granted?

We expect to grant the New RSUs on the first business day following the Offer Expiration Date, which is the date we cancel options elected for exchange. The Offer Expiration Date is currently scheduled for July 18, 2024. If the Offer is extended beyond July 18, 2024, then we expect that the New RSUs will be granted promptly following the expiration date of the extended Offer. (See Section 8 of the Offering Memorandum entitled “Source and Amount of Consideration; Terms of New RSUs” for additional information.)

When will the New RSUs vest?

Each New RSU award will vest with respect to 50% of the award on the one-year anniversary of the New RSU Grant Date and with respect to the remaining 50% of the award on the eighteen (18) month anniversary of the New RSU Grant Date, subject to continued service through the applicable vesting date.

New RSUs are subject to the terms and conditions as provided for in the 2022 Plan and may be forfeited if not vested at the time of a termination of service. (See Section 8 of the Offering Memorandum entitled “Source and Amount of Consideration; Terms of New RSUs” for additional information.)

What will be the terms and conditions of my New RSUs?

New RSUs will have terms and conditions set forth in the 2022 Plan and will be subject to an applicable form of restricted stock unit award agreement. In addition, the number of New RSUs and the vesting dates applicable to the New RSUs will be different from such terms that are applicable to Eligible Options.

You are encouraged to consult the 2022 Plan and the form of restricted stock unit award agreement for complete information about the terms of the New RSUs, which are available through Karyopharm’s equity administration website, https://us.etrade.com. (See Section 8 of the Offering Memorandum entitled “Source and Amount of Consideration; Terms of New RSUs” for additional information.)

What if my employment or other service with Karyopharm is terminated after the New RSUs are granted?

If your employment or other service with Karyopharm is terminated for any reason after the New RSU has been granted, you will forfeit any New RSUs that are unvested at the date of your termination, subject to any provisions in the applicable award agreement or other agreement between you and Karyopharm providing for accelerated vesting. (See Section 8 of the Offering Memorandum entitled “Source and Amount of Consideration; Terms of New RSUs” for additional information.)

What happens if Karyopharm is subject to a change in control AFTER the New RSUs are granted?

Although we are not currently contemplating a merger or similar transaction that could result in a change in control of our Company, we reserve the right to take any actions that we deem necessary or appropriate to complete a transaction that our Board of Directors believes is in the best interest of our Company and our stockholders. It is possible that, after the grant of New RSUs, we could undertake a transaction, such as a merger or other similar transaction, as a result of which the current share ownership of our Company would change such that a new group of stockholders would hold the number of votes necessary to control stockholder voting decisions. We refer to this type of transaction as a “change in control” transaction.

For information about the change in control provisions governing New RSUs, you can refer to our 2022 Plan and the prospectus for the 2022 Plan. Your restricted stock unit award agreement(s) and certain other agreements between you and Karyopharm may also contain provisions that affect the treatment of New RSUs in the event of a change in control.

What happens if Karyopharm is subject to a change in control BEFORE the New RSUs are granted?

Although we are not currently contemplating a merger or similar transaction that could result in a change in control of our Company, we reserve the right to take any actions that we deem necessary or appropriate to complete a transaction that our Board of Directors believes is in the best interest of our Company and our stockholders. This could include terminating the Offer and/or your right to receive New RSUs under the Offer. If we were to terminate your right to receive New RSUs under the Offer in connection with such a transaction, your Eligible Options would remain outstanding pursuant to their original terms.

Any change in control transaction, or announcement of such transaction, could have a substantial effect on our share price, including potentially substantial appreciation in the price of our common stock, which could make the New RSUs you receive in the Offer worth less than the Eligible Options surrendered. In addition, in the event of an acquisition of our Company for stock, tendering Eligible Participants might receive restricted stock units that are settled in shares of a different issuer. (See Section 2 of the Offering Memorandum entitled “Purpose of the Offer” for additional information.)

Are there other circumstances where I would not be granted New RSUs?

Yes. Even if we accept your tendered options, we will not grant New RSUs to you if we are prohibited by applicable law or regulations from doing so, or until all necessary government approvals have been obtained. We will use reasonable efforts to avoid a prohibition, but if prohibited by applicable law or regulation on the Offer Expiration Date, you will not be granted New RSUs, if at all, until all necessary government approvals have been obtained. In such an event, all options currently held by you, including all Eligible Options tendered, will remain outstanding and in effect at their original exercise price and subject to their original terms and conditions.

In addition, we will not grant New RSUs to you if you are not an Eligible Participant on the New RSU Grant Date. (See Section 12 of the Offering Memorandum entitled “Agreements; Legal Matters; Regulatory Approvals” for additional information.)

After the Offer Expiration Date, what happens if the price of Karyopharm common stock declines?

The price of our common stock may not appreciate over the long term, and the value of your New RSUs may decline or remain stagnate after the Offer Expiration Date. WE CAN PROVIDE NO ASSURANCE AS TO THE PRICE OF OUR COMMON STOCK AT ANY TIME IN THE FUTURE. (See Section 2 of the Offering Memorandum entitled “Purpose of the Offer” for additional information.)

Other Important Questions

What are the U.S. federal income tax consequences of my participation in the Option Exchange?

The Offer includes disclosures regarding the expected material U.S. federal income tax consequences of the proposed Option Exchange. These disclosures do not address any other tax considerations (such as state, local or foreign taxes) to which you may be subject. You should review these disclosures carefully before deciding whether or not to participate in the Option Exchange. These disclosures are provided for your general information only, and do not constitute any tax, legal or financial advice from the Company to you, nor any recommendation from the Company to you regarding whether or not you should participate in the Option Exchange. You are cautioned that U.S. federal income tax laws and regulations are technical in nature and their application may vary in individual circumstances, and are subject to change at any time. If you are subject to the tax laws of a country other than the U.S., even if you are a resident of the U.S., you should be aware that there may be other tax consequences that may apply to you. Tax consequences may vary depending on each individual’s circumstances. Consequently, you are urged to consult your tax advisor with respect to any questions you may have about your participation in the Option Exchange.

Please also see Section 13 of the Offering Memorandum entitled “Material U.S. Federal Income Tax Consequences” for additional information.

How should I decide whether or not to participate?

The decision to participate must be your personal decision and will depend largely on your assumptions about the future of our business, our share price, the overall economic environment, and the performance of publicly traded stocks generally. The lack of an exercise price in respect of your New RSUs may allow you to recognize value from your RSUs sooner than you would have with Eligible Options. There is an inflection point, however, at higher Karyopharm share prices where the value of the Eligible Option you surrendered would have been greater than the value of the New RSUs. The reason for this is because your New RSUs will cover fewer shares of our common stock than the number of shares underlying the Eligible Option you surrendered. The inflection point for each option grant varies depending on the exercise price and the Exchange Ratio of such Eligible Option grant. You will be able to model how many New RSUs you would receive in exchange for your Eligible Options and evaluate this inflection point on the Option Exchange website on a grant-by-grant basis.

In addition, the New RSUs will be completely unvested on the New RSU Grant Date, regardless of whether the Eligible Option was wholly or partially vested; it is possible that your New RSUs could take longer to fully vest than your Eligible Options and, if your service with Karyopharm terminates prior to your New RSUs becoming fully vested, you will forfeit your unvested New RSUs even if your surrendered options would have been fully vested.

We understand that this will be a challenging decision for all eligible employees. THE OPTION EXCHANGE CARRIES CONSIDERABLE RISK, AND THERE ARE NO GUARANTEES OF OUR FUTURE SHARE PERFORMANCE OR THE PRICE OF OUR COMMON STOCK ON THE OFFER EXPIRATION DATE. (See Section 17 of the Offering Memorandum entitled “Miscellaneous” for additional information.)

What do the executive officers and the members of our Board of Directors think of the Offer? Who can I contact to help me decide whether or not I should exchange my Eligible Options?

Although our Board of Directors has approved the Offer, neither our executive officers nor the members of our Board of Directors make any recommendation as to whether you should elect to exchange or refrain from exchanging your Eligible Options. Please contact your personal financial, legal and/or tax advisors to assist you in determining if you should exchange your Eligible Options.

What are some of the potential risks if I choose to exchange my outstanding Eligible Options?

We cannot predict how our common stock or the stock market will perform before the date that the New RSUs will be granted, and the price of Karyopharm common stock may increase or decrease significantly at any time. A significant increase in the price of Karyopharm common stock prior to the date the New RSUs are granted could make the New RSUs less valuable than the Eligible Options you exchanged, because the New RSUs you will receive will cover a lesser number of shares than the number of shares underlying the Eligible Option you surrendered. There is an inflection point at higher Karyopharm share prices where the value of the Eligible Option you surrendered would have been greater than the value of your New RSUs. You will be able to model how many New RSUs you would receive in exchange for your Eligible Options and evaluate this inflection point on the Option Exchange website on a grant-by-grant basis.

The New RSUs you receive may also have a longer vesting period than your Eligible Options, and if your service with Karyopharm terminates before the New RSUs are vested, you will forfeit any unvested New RSUs.

Please also see the section entitled “Risk Factors” below for a discussion of risks and uncertainties that you should consider before surrendering your Eligible Options for exchange in the Option Exchange.

To whom should I ask questions regarding the Offer?

If you have questions regarding the Offer or have requests for assistance (including requests for additional copies of the Offer to Exchange document or other documents relating to the Offer), please email optionexchange@karyopharm.com.

KARYOPHARM MAKES NO RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE OPTION EXCHANGE. YOU MUST MAKE YOUR OWN DECISION WHETHER AND TO WHAT EXTENT TO PARTICIPATE. WE ENCOURAGE YOU TO SPEAK WITH YOUR FINANCIAL, LEGAL AND/OR TAX ADVISORS, AS NECESSARY, BEFORE DECIDING WHETHER TO PARTICIPATE IN THE OPTION EXCHANGE.

FORWARD-LOOKING STATEMENTS

This Offer to Exchange and our SEC reports referred to below include “forward-looking statements” that involve risks and uncertainties. All statements other than statements of historical facts contained in this Offer to Exchange are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “intends”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue” or the negative of these terms or other comparable terminology. Any forward-looking statements in this Offer to Exchange reflect our current views with respect to future events and with respect to our business and future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those described in the section titled “Risk Factors” included in our most recent Quarterly Report on Form 10-Q filed with the SEC, as updated by our subsequent filings with the SEC, as they may be updated by our other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

RISK FACTORS

Participation in the Offer involves a number of potential risks and uncertainties, including those described below. This risk factors described below and the risk factors set forth under the heading entitled “Risk Factors” in our Quarterly Report on Form 10-Q filed with the SEC on May 8, 2024 highlight the material risks related to Karyopharm which may impact your decision of participating in the Offer. You should carefully consider these risks and we encourage you to speak with your financial, legal and/or tax advisors before deciding whether to participate in the Option Exchange. In addition, we strongly urge you to read the sections in this Offer to Exchange discussing the tax consequences of participating in the Offer, as well as the rest of this Offer to Exchange for a more in-depth discussion of the risks that may apply to you.

Risks Related to the Offer

If the price of our common stock increases after the New RSU Grant Date, your surrendered Eligible Options might have been worth more than the New RSUs that you will receive in exchange for them.

Because you will receive New RSUs covering a lesser number of shares of our common stock than the number of shares underlying the Eligible Options surrendered, your New RSUs will have less potential for increases in value at certain significantly higher Karyopharm stock prices as compared to your Eligible Options. This means that there is an inflection point at higher Karyopharm share prices where the value of the Eligible Options you surrendered would have been greater than the value of your New RSUs.

If your service with Karyopharm terminates before your New RSUs vest, you will not be able to receive value for your unvested New RSUs, but you may have been able to receive value for the Eligible Options you exchanged for the New RSUs.

The New RSUs will be subject to a new vesting schedule that differs from the vesting schedules of the Eligible Options that you exchange. Accordingly, if your service with Karyopharm terminates after you exchange your Eligible Options for New RSUs, you may not be able to realize as much value from your New RSUs as you could have realized from the Eligible Options you exchanged. For example, if you do not exchange your vested Eligible Options for New RSUs, your service with Karyopharm terminates, and our stock price increases above the exercise price per share of your vested Eligible Options, you may still be able to exercise and sell the underlying shares of common stock for these vested Eligible Options at a gain, subject to the terms and conditions of such Eligible Options. However, if you exchange your vested Eligible Options for New RSUs, and your service with Karyopharm terminates after you receive New RSUs but before such New RSUs have vested, you would receive no value with respect to the unvested portion of the New RSUs that is forfeited.

If you are subject to foreign tax laws, even if you are a resident of the U.S., there may be tax and social insurance consequences relating to the Offer.

If you are subject to the tax laws of another country, even if you are a resident of the U.S., you should be aware that there may be other tax and social insurance consequences that may apply to you. You should be certain to consult your own tax advisors to discuss these consequences.

Tax-related risks for tax residents of multiple countries.

If you are subject to the tax laws in more than one jurisdiction, you should be aware that there may be tax and social insurance consequences of more than one country that may apply to you. You should be certain to consult your own tax advisor to discuss these consequences.

Risks Related to Our Business and Common Stock

You should carefully review the risk factors contained in our Quarterly Report on Form 10-Q for the three months ended March 31, 2024 and also the other information provided in this Offer to Exchange and the other materials that we have filed with the SEC, before making a decision on whether or not to tender your Eligible Options. You may access these filings electronically at the SEC’s website at www.sec.gov. In addition, we will provide without charge to you, upon your request, a copy of any or all of the documents to which we have referred you. See “Offering Memorandum - Additional Information” for more information regarding reports we file with the SEC and how to obtain copies of or otherwise review these reports. These reports can also be accessed free of charge at https://investors.karyopharm.com/sec-filings.

OFFERING MEMORANDUM

OFFER TO EXCHANGE ELIGIBLE OPTIONS FOR NEW RSUS

TABLE OF CONTENTS

OFFERING MEMORANDUM		20

1.	Eligibility; Number of Options; Offer Expiration Date.	20

2.	Purpose of the Offer.	22

3.	Procedures for Electing to Exchange Options.	24

4.	Withdrawal Rights.	26

5.	Acceptance of Options for Exchange; Grant of New RSUs.	28

6.	Conditions of the Offer.	28

7.	Price Range of Common Stock Underlying the Options.	30

8.	Source and Amount of Consideration; Terms of New RSUs.	30

9.	Information Concerning Karyopharm.	32

10.	Interests of Directors, Officers and Affiliates; Transactions and Arrangements Concerning our Securities.	33

11.	Status of Options Acquired by Us in the Offer; Accounting Consequences of the Offer.	34

12.	Agreements; Legal Matters; Regulatory Approvals.	34

13.	Material U.S. Federal Income Tax Consequences.	34

14.	Extension of Offer; Termination; Amendment.	35

15.	Fees and Expenses.	36

16.	Additional Information.	36

17.	Miscellaneous.	37

OFFERING MEMORANDUM

OFFER TO EXCHANGE ELIGIBLE OPTIONS FOR NEW RSUS

1.	Eligibility; Number of Options; Offer Expiration Date.

Upon the terms and subject to the conditions of the Option Exchange, we are offering eligible employees the opportunity to exchange certain outstanding Eligible Options (as defined below) to purchase our common stock for a lesser number of restricted stock units (the “New RSUs”), determined based on pre-determined exchange ratios (the “Exchange Ratios”). We will grant the New RSUs on the date on which we cancel the options accepted for exchange (the “New RSU Grant Date”), which will be the first business day following the expiration date of the Offer.

Only Eligible Options may be exchanged in the Option Exchange. For these purposes, “Eligible Options” are those options that:

•

were granted under our 2022 Equity Incentive Plan (the “2022 Plan”), our 2013 Stock Incentive Plan (the “2013 Plan”) or our 2022 Inducement Stock Incentive Plan (the “2022 Inducement Plan”) or as inducement stock options granted pursuant to Nasdaq Listing Rule 5635(c)(4) outside of the 2022 Inducement Plan (“Inducement Options” and, together with the 2022 Plan, 2013 Plan, and 2022 Inducement Plan, the “Equity Plans”);

•	were granted before December 31, 2022; and

•	have an exercise price greater than $3.35 per share.

Options not granted under the Equity Plans, granted after December 31, 2022 or that have an exercise price equal to or less than $3.35 are not eligible to be exchanged in the Option Exchange.

You are eligible to participate in the Option Exchange (an “Eligible Participant”) only if you:

•	are a U.S. employee of Karyopharm on the date the Offer commences;

•	continue to be a U.S. employee of Karyopharm through the date the New RSUs are granted;

•	are not an executive officer, non-employee director, consultant, advisor or non-U.S. employee of Karyopharm; and

•	hold at least one Eligible Option as of the commencement of the Offer.

The outstanding options that you hold give you the right to purchase shares of our common stock once you exercise those options by paying the applicable exercise price of those options (and satisfying any applicable tax withholding obligations). Thus, when we use the term “options” in this Offer to Exchange, we refer to the actual options you hold to purchase shares of our common stock and not the shares underlying those options.

If you elect to exchange options in the Option Exchange, you will not be eligible to receive New RSUs unless you continue to be employed by Karyopharm through the New RSU Grant Date, which we expect to be the business day following the expiration of the Offer (the “Offer Expiration Date”).

ACCORDINGLY, IF YOU ARE NOT AN ELIGIBLE EMPLOYEE OF KARYOPHARM AS DESCRIBED ABOVE ON THE NEW RSU GRANT DATE, EVEN IF YOU HAD ELECTED TO PARTICIPATE IN THE OPTION EXCHANGE AND HAD TENDERED SOME OR ALL OF YOUR ELIGIBLE OPTIONS FOR EXCHANGE, YOUR TENDER WILL AUTOMATICALLY BE DEEMED WITHDRAWN AND YOU WILL NOT PARTICIPATE IN THE OPTION EXCHANGE, AND YOU WILL RETAIN YOUR OUTSTANDING OPTIONS IN ACCORDANCE WITH THEIR CURRENT TERMS AND CONDITIONS. IN THE CASE OF A TERMINATION OF YOUR SERVICE, YOU MAY GENERALLY EXERCISE YOUR OUTSTANDING OPTIONS DURING A LIMITED PERIOD OF TIME FOLLOWING THE TERMINATION OF SERVICE IN ACCORDANCE WITH THEIR TERMS TO THE EXTENT THAT THEY ARE VESTED AS OF SUCH TERMINATION OF SERVICE.

If you are eligible to participate in the Option Exchange, you can exchange your Eligible Options on a grant-by-grant basis (with each separate grant referred to herein as a “separate option grant”). No partial exchanges of separate option grants will be permitted; however, you can choose to exchange one or more of your Eligible Option grants without having to exchange all of your Eligible Option grants. If you have previously exercised a portion of an Eligible Option grant, only the portion of the Eligible Option grant which has not yet been exercised will be eligible to be exchanged.

If you properly tender your Eligible Options and such tendered options are accepted for exchange, the tendered options will be cancelled and, subject to the terms of the Offer, you will be entitled to receive New RSUs determined using the Exchange Ratios set forth in the table below, subject to adjustments for any future stock splits, stock dividends and similar events, in accordance with the terms of the 2022 Plan.

The Exchange Ratios in the Option Exchange represent the number of shares of common stock underlying an Eligible Option that you must exchange for each New RSU, based on the exercise price of the existing Eligible Option. The Exchange Ratios were determined using the Black-Scholes model and are based on, among other things, the volatility of our stock, the expected term of a stock option and interest rates. As set forth in the table below, the applicable Exchange Ratios will vary based on the exercise price of the Eligible Option.

Exercise Price Range per Share	Aggregate Number of Shares Underlying Outstanding Eligible Options (as of June 18, 2024)	Weighted Average Remaining Life (In Years)	Exchange Ratio (Surrendered Eligible Options to New RSUs)
$3.36 to $7.50	733,752	7.37	2 to 1
$7.51 to $25.00	1,690,580	5.50	3 to 1
$25.01 and above	118,500	3.17	4 to 1

The number of New RSUs, calculated according to the Exchange Ratios, will be rounded down to the nearest whole share on a grant-by-grant basis.

Unless prevented by applicable law or regulations, New RSUs will be granted under the 2022 Plan. The New RSUs will have the terms and be subject to the conditions as provided for in the 2022 Plan and the applicable restricted stock unit award agreement. The New RSUs will have a new grant date, a new vesting schedule and will cover a lesser number of shares of our common stock than the number of shares underlying the surrendered Eligible Option.

The term “Offer Expiration Date” means July 18, 2024, unless and until we, in our discretion, extend the period of time during which the Offer will remain open, in which event the term “Offer Expiration Date” refers to the latest date at which the Offer, as so extended, expires. (Section 14 of the Offering Memorandum entitled “Extension of Offer; Termination; Amendment” for a description of our rights to extend, delay, terminate and amend the Offer.)

For purposes of the Offer, a “business day” means any day other than a Saturday, a Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time of each such day.

2.	Purpose of the Offer.

An objective of our equity incentive programs has been, and continues to be, to align the interests of equity incentive plan participants with those of our stockholders, and we believe that the Option Exchange is an important component in our efforts to achieve that goal. We are implementing the Option Exchange using Exchange Ratios designed to result in potential grants of New RSUs that result in a “value for value” exchange, meaning that the accounting fair value for the New RSUs will be approximately equal to the accounting fair value of the Eligible Options that are surrendered and will therefore not result in a windfall to Eligible Participants.

While we have achieved a number of important milestones and made significant progress on our commercial, clinical development, organizational, and business goals over the past several years and we are optimistic regarding our potential future growth opportunities, the price of our common stock remains below historic levels. In the last several years, our stock price has experienced significant volatility due to a number of potential factors, many of which were outside the control of our company and employees, including a challenging financial market impacted by macro-economic factors, worsening investor sentiment leading to pressure in stock prices, particularly in the pharmaceutical and biotech industries, and a significantly increased competitive environment in the multiple myeloma market. As a result, our stock price fell from approximately $20.02 per share on March 30, 2020 to $0.93 per share on June 18, 2024. The significant decline in the price of our common stock has had a meaningful negative impact on the total compensation earned by our employees, which we believe to be a considerable challenge to our talent retention efforts.

On June 18, 2024, the closing price of our common stock on the Nasdaq Global Select Market was 0.93 per share, resulting in 100% of our outstanding stock options held by Eligible Participants being underwater on such date, with approximately 94% of those stock options having an exercise price of $5.00 or higher. We rely on our employees to implement our strategic initiatives and expand and develop our business. Competition for many of these employees, particularly in the pharmaceutical industry, is intense and many companies use stock options as a means of attracting, motivating and retaining their employees. Stock options have historically constituted a critical part of our incentive and retention programs because of Board of Directors believes that equity compensation encourages employees to work toward our success and rewards their contributions by allowing them to benefit from increases in the value of our common stock. The successes we have achieved are the result of significant, sustained efforts on their part and therefore, retaining their know-how and services is important to our ability to achieve our 2024 and longer-term corporate goals, including (i) the successful execution of our clinical development program, focused on our ongoing pivotal Phase 3 trials, which, if approved, could potentially create new standards of care for patients suffering from endometrial cancer, multiple myeloma and/or myelofibrosis; and (ii) continuing to leverage our and our partners’ commercial capabilities to grow our position in the multiple myeloma market both in the U.S. and abroad. We also believe that it is important to reward our employees for their substantial efforts to date and going forward.

As of June 18, 2024, we had a total of 2,542,832 shares of common stock subject to outstanding stock options issued to Eligible Participants under our Equity Plans, with a range in exercise prices from $3.40 to $35.97 per share. As a result, we have developed a significant stock option “overhang” consisting of outstanding but unexercised stock options, all of which are underwater and therefore not serving their intended purposes of motivating and retaining employees. Not only do the underwater stock options have diminished employee retention value, but they also cannot be removed from our stock option overhang until they are exercised, expire or are otherwise cancelled (for example, upon termination of an employee’s service with the Company). This overhang, which represents potential future dilution that could result over the life of the options, will be reduced by approximately 1%, assuming all Eligible Options are exchanged in the Option Exchange.

The Option Exchange is thus purposely designed to balance the interests of our stockholders, by reducing our overhang, with our critical need to retain and incent our employee by granting RSUs with a new eighteen (18) month vesting schedule. We have a pressing need to retain and motivate our key talent, particularly in light of the highly competitive nature of the labor market in the pharmaceutical industry and the significant efforts, historical expertise and continuity needed from our employees to continue to grow our multiple myeloma business, advance our three ongoing pivotal Phase 3 clinical trials and execute on our long-term strategic initiatives. We believe that equity compensation provides a meaningful incentive for our employees, creates an essential link between our employees and our stockholders and allows us to conserve cash resources to support our growth objectives. We also believe that our success depends, in large part, on our ability to maintain a competitive position by attracting, retaining and motivating key employees with experience and ability. Central to these objectives is our equity compensation program, which is consistent with our compensation philosophy and the compensatory practices of other pharmaceutical companies in our peer group and other companies that we compete with for talent.

THERE IS NO GUARANTEE THAT THE INTENDED BENEFITS OF THE OPTION EXCHANGE WILL BE REALIZED CONSIDERING THE UNPREDICTABILITY OF THE STOCK MARKET AND VESTING TERMS CONTINGENT UPON CONTINUED EMPLOYMENT OR OTHER SERVICE.

We may engage in transactions in the future that could significantly change our structure, ownership, organization or management or the make-up of our Board of Directors, or other events, both positive and negative, could occur as a result of our operations or otherwise, that could significantly affect the price of our common stock. If we engage in such a transaction or transactions prior to the date we grant the New RSUs, or we have results from our activities or other events occur, our share price could increase (or decrease) and the value of New RSUs could be higher (or lower) than the value of Eligible Options you elect to have cancelled as part of the Offer. You will be at risk of any increase in our share price during the period prior to the New RSU Grant Date for these and other reasons.

Although we are not currently contemplating a merger or similar transaction that could result in a change in control of our Company, we reserve the right, in the event of a merger or similar transaction, to take any actions we deem necessary or appropriate to complete a transaction that our Board of Directors believes is in the best interest of our Company and our stockholders. This could include terminating your right to receive New RSUs under the Offer. If we were to terminate your right to receive New RSUs under the Offer in connection with such a transaction, your Eligible Options will remain outstanding pursuant to their original terms.

Subject to the foregoing, and except as otherwise disclosed in this Offer to Exchange or in our filings with the SEC that are incorporated by reference into this Offer to Exchange, as of the date hereof, we have no current plans, proposals or negotiations (although we often consider such matters in the ordinary course of our business and intend to continue to do so in the future) that relate to or would result in:

•	any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or our subsidiaries;

•	any purchase, sale or transfer of a material amount of our assets;

•	any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•	any other material change in our corporate structure or business;

•	our common stock being delisted from any national securities exchange or ceasing to be authorized for quotation in an automated quotation system operated by a national securities association;

•	our shares of common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	the suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•	the acquisition by any person of a material amount of our securities or the disposition of a material amount of any of our securities; or

•	any change in our certificate of incorporation or bylaws, or any actions which could impede the acquisition of control of us by any person.

NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE YOUR OPTIONS, NOR HAVE WE AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU ARE URGED TO EVALUATE CAREFULLY ALL OF THE INFORMATION PROVIDED IN CONNECTION WITH THE OFFER. YOU MUST MAKE YOUR OWN DECISION WHETHER TO ELECT TO EXCHANGE YOUR OPTIONS.

3.	Procedures for Electing to Exchange Options.

Proper exchange of options. Participation in the Option Exchange is voluntary. If you choose to participate in the Option Exchange, you must do the following by 11:59 p.m., Eastern Time on the Offer Expiration Date, which is expected to be July 18, 2024.

1.

Click on the link to the Option Exchange website in the announcement email you received from Infinite Equity on June 20, 2024, announcing the Option Exchange, or go to the Option Exchange website at www.myoptionexchange.com. Log in to the Option Exchange website using the login instructions provided to you in the announcement email (or if you previously logged into the Option Exchange website, your login credentials).

2.

After logging in to the Option Exchange website, review the information and proceed through to the “Election Form” page. You will be provided with personalized information regarding each Eligible Option grant you hold, including:

•	the grant date of the Eligible Option grant;

•	the expiration date of the Eligible Option grant;

•	the per share exercise price of the Eligible Option grant;

•	the number of shares of Karyopharm common stock subject to the Eligible Option grant as of July 18, 2024 (assuming no exercise or early termination occurs, through such date); and

•	the number of New RSUs that would be granted in exchange for the tendered Eligible Option grant if the election is made, we accept the tendered Eligible Option grant and the Option Exchange proceeds.

3.

On the “Election Form” page, make your selection next to each of your Eligible Option grants to indicate which Eligible Option grants you choose to tender in the Option Exchange by selecting “Exchange” or choose not to tender in the Option Exchange by selecting “Do Not Exchange.” If you do not select the “Exchange” choice with respect to an Eligible Option, your election with respect to that Eligible Option will default to “Do Not Exchange.” In that event, the Eligible Option will not be exchanged.

4.

Proceed through the Option Exchange website by following the instructions provided. Review your election and confirm that you are satisfied with your election. After reviewing, acknowledging and agreeing to the terms and conditions stated on the Confirm Elections page and in the Option Exchange documents, submit your election. If you do not acknowledge and agree to the terms and conditions, you will not be permitted to submit your election.

5.

Upon submitting your election, a confirmation statement will be generated by the Option Exchange website. Please print and keep a copy of the confirmation statement for your records. A copy of the confirmation statement will also be sent to your email. At this point, you will have completed the election process via the Option Exchange website.

It is your responsibility to confirm that we have received your correct election before the deadline. If you do not receive a confirmation, we recommend that you confirm that we have received your election by emailing optionexchange@karyopharm.com. We must receive your properly completed and submitted election by 11:59 p.m., Eastern Time, on the Offer Expiration Date of the Option Exchange, currently expected to be July 18, 2024. If you are unable to submit your election via the Option Exchange website as a result of technical failures of the Option Exchange website such as the Option Exchange website being unavailable or the Option Exchange website not enabling you to submit your election, please email optionexchange@karyopharm.com.

If you wish to exchange any individual portion of an Eligible Option grant in the Option Exchange, you must exchange the entire individual Eligible Option grant. No partial exchanges of an Eligible Option grant will be permitted. As discussed above, some of your Eligible Option grants may consist of both incentive stock options and nonstatutory stock options due to the application of certain limits on incentive stock options under U.S. tax law. For this reason, you may see two awards listed as of any given grant date, one representing the portion of the grant that qualifies as an incentive stock option and the other representing the portion of the grant that qualifies as a nonstatutory stock option. For purposes of the Option Exchange, this “split” based on the tax status of the Eligible Option grant will be disregarded. As a result, both portions of an Eligible Option grant will be treated as one “grant” for purposes of the Option Exchange. On the Option Exchange website, you will see one election box for both the incentive stock option and nonstatutory components of an Eligible Option grant, and you must exchange all or none of such grant.

If you hold more than one Eligible Option grant, however, you may choose to exchange one or more of such individual Eligible Option grants, on a grant-by-grant basis, without having to exchange all of your Eligible Option grants. If you are eligible to participate in the Option Exchange, the Option Exchange website will list all of your Eligible Option grants.

We may extend this Option Exchange. If we extend the offering period, we will issue a press release, email or other communication disclosing the extension no later than 8:00 a.m., Eastern Time, on July 19, 2024 (the business day following the previously scheduled or announced Offer Expiration Date). We reserve the right to reject any Eligible Option grant tendered for exchange that we determine is not in the appropriate form or that we determine is unlawful to accept. Subject to Rule 13e-4 under the Exchange Act we also reserve the right to waive any of the conditions of the Offer or any defect or irregularity in any surrender with respect to any particular Eligible Options. Any such waiver shall be applied consistently among all Eligible Participants.

You may change your mind after you have submitted an election and withdraw from the Option Exchange at any time at or before 11:59 p.m., Eastern Time, on the Offer Expiration Date, as described below. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election we receive from you at or before 11:59 p.m., Eastern Time, on the Offer Expiration Date. You also may change your mind about which of your Eligible Option grants you wish to have exchanged. If you wish to include more or fewer Eligible Option grants in your election, you must complete and submit a new election by 11:59 p.m., Eastern Time, on the Offer Expiration Date by following the procedures described below. This new election must be properly submitted after any prior elections you have submitted and must list all Eligible Option grants you wish to exchange. Any prior election will be disregarded. If you wish to withdraw some or all of the Eligible Option grants you elected for exchange, you may do so at any time before 11:59 p.m., Eastern Time, on the Offer Expiration Date by following the procedures described below.

Your delivery of all documents regarding the Option Exchange, including elections, is at your risk. Upon timely submission of an election via the Option Exchange website, a confirmation statement will be generated by the Option Exchange website at the time that you complete and submit your election. You should print and keep a copy of the confirmation statement for your records. A copy of the confirmation statement will also be sent to your email. The printed confirmation statement will provide evidence that you submitted your election. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election. If you do not receive a confirmation, we recommend that you confirm that we have received your election by emailing optionexchange@karyopharm.com. Only responses that are properly completed and actually received by us by 11:59 p.m. Eastern Time on the Offer Expiration Date through the Option Exchange website at www.myoptionexchange.com will be accepted. Responses submitted by any other means, including hand delivery, interoffice, email, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted.

Our receipt of your election is not by itself an acceptance of your options for exchange. For purposes of this Option Exchange, we will be deemed to have accepted options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options for exchange. We may issue this notice of acceptance by press release, email or other form of communication. Options accepted for exchange will be cancelled on the first business day following the Offer Expiration Date.

Karyopharm will not accept any alternative, conditional or contingent tenders. Any confirmation of receipt provided to you merely will be a notification that we have received your election form and does not mean that your Eligible Options have been cancelled.

If you do not submit your election by 11:59 p.m., Eastern Time, on the Offer Expiration Date, then you will not participate in the Option Exchange, and all Eligible Options currently held by you will remain in effect at their original exercise price and with their original terms.

Subject to our rights to extend, terminate and amend the Offer, we currently expect that we will accept promptly after 11:59 p.m., Eastern Time, on the Offer Expiration Date all properly elected Eligible Options that have not been validly withdrawn. We will determine, in our sole discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any Eligible Option grants. We reserve the right to reject any election or any Eligible Option elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept or not timely made. Neither we nor any other person is obligated to give notice of any defects or irregularities in any election, nor will anyone incur any liability for failure to give any notice. No surrender of Eligible Options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering holder of the Eligible Options or waived by us. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. Subject to Rule 13e-4 under the Exchange Act we also reserve the right to waive any of the conditions of the Offer or any defect or irregularity in any surrender with respect to any particular Eligible Options or any particular eligible employee.

Our acceptance constitutes an agreement.

Your election to exchange Eligible Options through the procedures described above constitutes your acceptance of the terms and conditions of the Offer, and will be controlling, absolute and final, subject to your withdrawal rights under the Offer as described in Section 4 of the Offering Memorandum entitled “Withdrawal Rights” and our acceptance of your tendered Eligible Options in accordance with the Offer as described in Section 5 of the Offering Memorandum entitled “Acceptance of Options for Exchange; Grant of New RSUs.” Our acceptance of your Eligible Options for exchange will constitute a binding agreement between Karyopharm and you upon the terms and subject to the conditions of the Offer.

4.	Withdrawal Rights.

You can only withdraw your elected options in accordance with the provisions of this Section 4.

You can withdraw your elected options at any time before 11:59 p.m., Eastern Time, on the Offer Expiration Date, which is currently July 18, 2024. If the Offer Expiration Date is extended by us, you can withdraw your elected options at any time until 11:59 p.m., Eastern Time, on the Offer Expiration Date, as extended. In addition, under U.S. securities laws, if we have not accepted your tendered Eligible Options by 11:59 p.m., Eastern Time, on August 16, 2024 (which is the 40th business day following the commencement of the Option Exchange), you may withdraw your tendered Eligible Options at any time thereafter up to such time as Karyopharm does accept your properly tendered Eligible Options.

To change an election you previously made with respect to some or all of your Eligible Option grants, including an election to withdraw all of your Eligible Option grants from this Option Exchange, you must deliver a valid new election indicating only the Eligible Option grants you wish to exchange in the Option Exchange or a valid new election indicating that you reject the Option Exchange with respect to all of your Eligible Option grants, by completing the election process described below before 11:59 p.m., Eastern Time, on the Offer Expiration Date.

Election Changes and Withdrawals via the Option Exchange Website:

Participation in the Offer is voluntary. If you choose to participate in the Option Exchange, you must do the following by 11:59 p.m., Eastern Time on the Offer Expiration Date, which is expected to be July 18, 2024.

1.	Log in to the Option Exchange website at www.myoptionexchange.com.

2.

After logging in to the Option Exchange website, review the information and proceed through to the “Election Form” page, where you will find personalized information regarding each Eligible Option grant you hold, including:

•	the grant date of the Eligible Option grant;

•	the expiration date of the Eligible Option grant;

•	the per share exercise price of the Eligible Option grant;

•	the number of shares of our common stock subject to the Eligible Option grant as of July 18, 2024 (assuming no exercise or early termination occurs, through such date); and

•	the number of New RSUs that would be granted in exchange for the tendered Eligible Option grant if the election is made, we accept the tendered Eligible Option grant and the Option Exchange proceeds.

3.

On the “Election Form” page, change your selection next to each of your Eligible Option grants to indicate which Eligible Option grants you choose to tender in the Option Exchange by selecting “Exchange” or choose not to tender in the Option Exchange by selecting “Do Not Exchange.” If you do not select the “Exchange” choice with respect to an Eligible Option, your election with respect to that Eligible Option will default to “Do Not Exchange.” In that event, the Eligible Option will not be exchanged.

4.

Proceed through the Option Exchange website by following the instructions provided. Review your election and confirm that you are satisfied with your election. After reviewing, acknowledging and agreeing to the terms and conditions stated on the Confirm Elections page and in the Option Exchange documents, submit your election. If you do not acknowledge and agree to the terms and conditions, you will not be permitted to submit your election.

5.

Upon submitting your election, a confirmation statement will be generated by the Option Exchange website. Please print and keep a copy of the confirmation statement for your records. A copy of the confirmation statement will also be sent to your email. At this point, you will have completed the process for changing your previous election or withdrawing from participation in the Option Exchange via the Option Exchange website.

It is your responsibility to confirm that we have received your correct election before the deadline. If you do not receive a confirmation, we recommend that you confirm that we have received your election by emailing optionexchange@karyopharm.com. You may change your mind as many times as you wish, but you will be bound by the properly submitted election we receive last before 11:59 p.m., Eastern Time, on the Offer Expiration Date.

Neither Karyopharm nor any other person is obligated to give notice of any defects or irregularities in any election withdrawal, nor will anyone incur any liability for failure to give any such notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of notices or elections of withdrawal. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding.

5.	Acceptance of Options for Exchange; Grant of New RSUs.

Upon the terms and subject to the conditions of the Offer listed in Section 6 of the Offering Memorandum entitled “Conditions of the Offer”, and promptly following the first business day after the Offer Expiration Date, we will accept for exchange and cancel options properly elected for exchange and not validly withdrawn before the Offer Expiration Date. Once your options have been accepted for exchange, you will receive a confirmation notice promptly following the expiration of the Offer confirming that your options have been accepted for exchange and cancelled. Such notice may consist of a notification of a new restricted stock unit award requiring your acceptance in Karyopharm’s option administration system.

If your options are properly elected for exchange and accepted by us, we will cancel your elected Eligible Options on the first business day following the Offer Expiration Date, and you will also be granted New RSUs on the New RSU Grant Date, which is expected to occur on the first business day following the Offer Expiration Date.

If your employment with Karyopharm is terminated, whether voluntarily, involuntarily, or for any other reason before the New RSU Grant Date, you will not be able to participate in the Option Exchange. Also, if you change your place of residence to a country where the Offer is prohibited under local regulations, you will not be able to participate in the Option Exchange.

ACCORDINGLY, IF YOU ARE NOT AN ELIGIBLE EMPLOYEE OF KARYOPHARM AS DESCRIBED ABOVE ON THE NEW RSU GRANT DATE, EVEN IF YOU HAD ELECTED TO PARTICIPATE IN THE OPTION EXCHANGE AND HAD TENDERED SOME OR ALL OF YOUR OPTIONS FOR EXCHANGE, YOUR TENDER WILL AUTOMATICALLY BE DEEMED WITHDRAWN AND YOU WILL NOT PARTICIPATE IN THE OPTION EXCHANGE, AND YOU WILL RETAIN YOUR OUTSTANDING OPTIONS IN ACCORDANCE WITH THEIR CURRENT TERMS AND CONDITIONS. IN THE CASE OF A TERMINATION OF YOUR EMPLOYMENT, YOU MAY GENERALLY EXERCISE YOUR OUTSTANDING OPTIONS DURING A LIMITED PERIOD OF TIME FOLLOWING THE TERMINATION OF EMPLOYMENT IN ACCORDANCE WITH THEIR TERMS TO THE EXTENT THAT THEY ARE VESTED AS OF SUCH TERMINATION OF EMPLOYMENT.

For purposes of the Option Exchange, we will be deemed to have accepted for exchange options that are validly elected for exchange and not properly withdrawn, when we give written notice to the Eligible Participants of our acceptance for exchange of such options; such notice may be given by press release, email or letter. Subject to our rights to extend, terminate and amend the Offer, we expect that you will receive your New RSU award agreement as promptly as practicable after the New RSU Grant Date.

6.	Conditions of the Offer.

Notwithstanding any other provision of the Offer, we will not be required to accept any options elected for exchange, and we may terminate or amend the Offer, or postpone our acceptance and cancellation of any options elected for exchange, in each case subject to certain limitations, if at any time on or after the date of commencement of the Offer and prior to the Offer Expiration Date any of the following events has occurred, or in our reasonable judgment, has been determined by us to have occurred, regardless of the circumstances giving rise thereto:

(a)

there shall have been threatened or instituted or be pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Offer, the acquisition of some or all of the options elected for exchange pursuant to the Offer or the issuance of New RSUs;

(b)

there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or us, by any court or any authority, agency or tribunal that would or might directly or indirectly:

(i)	make the acceptance for exchange of, or issuance of New RSUs for, some or all of the options elected for exchange illegal or otherwise restrict or prohibit consummation of the Offer;

(ii)	delay or restrict our ability, or render us unable, to accept for exchange or grant New RSUs for some or all of the options elected for exchange; or

(iii)	materially and adversely affect the business, condition (financial or other), income, operations or prospects of Karyopharm;

(c)	there shall have occurred:

(i)	any general suspension of trading in securities on any national securities exchange or in the over-the-counter market;

(ii)	the declaration of a banking moratorium or any suspension of payments in respect of banks in the U.S., whether or not mandatory;

(iii)	the commencement or escalation of a war, armed hostilities or other international or national crisis directly involving the U.S.;

(iv)

any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that might affect, the extension of credit by banks or other lending institutions in the U.S.;

(v)

any change in the general political, market, economic or financial conditions in the U.S. or abroad that could have a material adverse effect on the business, condition (financial or other), operations or prospects of Karyopharm or on the trading in our shares of common stock;

(vi)	in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

(vii)

any increase or decrease of greater than 33% of the market price of our common stock that occurs during the tender offer as measured from $0.93, which was the closing price of our common stock on Nasdaq on June 18, 2024; or

(viii)

any decline in either the Nasdaq Composite Index or the Standard and Poor’s Index of 500 Companies by an amount in excess of 10% measured during any time period after the close of business on the date of commencement of the Offer;

(d)

a tender or exchange offer with respect to some or all of our shares of common stock, or a merger or acquisition proposal for us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:

(i)

any person, entity or group within the meaning of Section 13(d)(3) of the Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of our outstanding common stock, or any new group shall have been formed that beneficially owns more than 5% of our outstanding common stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before the date of commencement of the Offer;

(ii)

any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before the date of commencement of the Offer shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our common stock; or

(iii)

any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of the assets or securities of us;

(e)	any of the situations described above existed at the time of commencement of the Offer and that situation, in our reasonable judgment, deteriorates materially after commencement of the Offer; or

(f)

any change or changes shall have occurred in the business, condition (financial or other), assets, income, operations, prospects or share ownership of Karyopharm that, in our reasonable judgment, is or may have a material adverse effect on Karyopharm.

The conditions to the Offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the Offer Expiration Date, other than acts or omissions by us. We may waive them, in whole or in part, at any time and from time to time prior to the Offer Expiration Date, in our reasonable discretion, whether or not we waive any other condition to the Offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Subject to any order or decision by a court or arbitrator of competent jurisdiction, any determination we make concerning the events described in this Section 6 will be final and binding upon all persons.

7.	Price Range of Common Stock Underlying the Options.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “KPTI.” As of June 18, 2024, the last reported sale price of our common stock on the Nasdaq was $0.93 per share. The following table shows, for the periods indicated, the high and low sales prices of our common stock as listed on the Nasdaq.

	High	Low
Fiscal Year Ending December 31, 2024
Second Quarter (through June 18, 2024)	$1.58	$0.93
First Quarter	$1.66	$0.724
Fiscal Year Ended December 31, 2023
Fourth Quarter	$1.31	$0.676
Third Quarter	$1.81	$1.14
Second Quarter	$4.59	$1.79
First Quarter	$3.92	$2.84
Fiscal Year Ended December 31, 2022
Fourth Quarter	$5.93	$2.48
Third Quarter	$5.82	$4.08
Second Quarter	$8.37	$4.15
First Quarter	$14.38	$5.91

WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR OUR COMMON STOCK BEFORE DECIDING WHETHER TO ELECT TO EXCHANGE YOUR OPTIONS.

8.	Source and Amount of Consideration; Terms of New RSUs.

We will grant New RSUs, subject to applicable laws and regulations, in exchange for Eligible Options properly elected to be exchanged by you and accepted by us for exchange. The number of New RSUs will be determined based upon applicable Exchange Ratios as described below, subject to adjustments for any stock splits, stock dividends and similar events affecting our common stock, in accordance with the terms of the Equity Plans.

The Exchange Ratios in the Option Exchange represent the number of shares of common stock underlying an Eligible Option that you must exchange for each New RSU, based on the exercise price of the existing eligible option. The Exchange Ratios were determined using the Black-Scholes model and are based on, among other things, the volatility of our stock, the expected term of a stock option and interest rates. As set forth in the table below, the applicable Exchange Ratios will vary based on the exercise price of the Eligible Option.

Exercise Price Range per Share	Aggregate Number of Shares Underlying Outstanding Eligible Options (as of June 18, 2024)	Weighted Average Remaining Life (In Years)	Exchange Ratio (Surrendered Eligible Options to New RSUs)
$3.36 to $7.50	733,752	7.37	2 to 1
$7.51 to $25.00	1,690,580	5.50	3 to 1
$25.01 and above	118,500	3.17	4 to 1

The number of New RSUs, calculated according to the Exchange Ratios, will be rounded down to the nearest whole share on a grant-by-grant basis.

As of June 18, 2024, there were outstanding Eligible Options to purchase an aggregate of 2,542,832 of the Company’s shares of common stock. If 100% of Eligible Options were to be exchanged and New RSUs granted in accordance with the Exchange Ratios set out above, the number of New RSUs would be approximately 959,912.

Terms of New RSUs

The terms and conditions of your Eligible Options are set forth in the applicable Equity Plan and award agreement under which they were granted. The New RSUs will have the terms and be subject to the conditions as provided for in the 2022 Plan and an applicable award agreement.

The description of the Equity Plans set forth herein is only a summary of some of the material provisions of the Equity Plans, but is not complete. These descriptions are subject to, and qualified in their entirety by reference to, the actual provisions of the Equity Plans. Information regarding our Equity Plans may be found in the S-8 Registration Statements and related prospectuses prepared by us in connection with each of the Equity Plans. Copies of the Equity Plans and prospectuses are available through the Company’s option administration system or upon request by emailing optionexchange@karyopharm.com. Copies will be provided promptly at our expense.

Vesting of New RSUs

Each New RSU award will vest with respect to 50% of the award on the one-year anniversary of the New RSU Grant Date and with respect to the remaining 50% of the award on the eighteen (18) month anniversary of the New RSU Grant Date, subject to continued service through the applicable vesting date.

This vesting schedule supports the nature of equity awards as an incentive vehicle, recognizes the prior services and contributions of Eligible Participants and provides us with the potential for valuable additional years of personnel retention during an important time for the Company.

Vesting of New RSUs is dependent upon continued service with Karyopharm. New RSUs are subject to the terms and conditions as provided for in the 2022 Plan and will be forfeited if not vested at time of termination of service.

SUBJECT TO APPLICABLE LAW, NOTHING IN THIS DOCUMENT SHOULD BE CONSTRUED TO CONFER UPON YOU THE RIGHT TO REMAIN AN EMPLOYEE OF OR IN SERVICE TO KARYOPHARM. THE TERMS OF YOUR EMPLOYMENT OR OTHER SERVICE WITH US REMAIN UNCHANGED. WE CANNOT GUARANTEE OR PROVIDE YOU WITH ANY ASSURANCE THAT YOU WILL NOT BE SUBJECT TO INVOLUNTARY TERMINATION OR THAT YOU WILL OTHERWISE REMAIN IN OUR EMPLOY OR SERVICE UNTIL THE NEW RSU GRANT DATE OR AFTER THAT DATE.

IF YOU EXCHANGE ELIGIBLE OPTIONS FOR NEW RSUs AND YOUR EMPLOYMENT WITH OR SERVICE TO KARYOPHARM IS TERMINATED BEFORE THE NEW RSUs ARE FULLY VESTED, YOU WILL FORFEIT ANY UNVESTED PORTION OF YOUR NEW RSUs, SUBJECT TO ANY PROVISIONS IN THE APPLICABLE AWARD AGREEMENT OR ANY OTHER AGREEMENT BETWEEN YOU AND KARYOPHARM PROVIDING FOR ACCELERATED VESTING.

U.S. Federal Income Tax Consequences of New RSUs

You should refer to Section 13 of the Offering Memorandum entitled “Material U.S. Federal Income Tax Consequences” for a discussion of material U.S. federal income tax consequences of the New RSUs, as well as the consequences of accepting or rejecting the Offer.

Registration of Shares Underlying Options and Restricted Stock Units

All common stock issuable upon exercise of options and vesting and settlement of restricted stock units under our Equity Plans, including the shares that will be issuable upon vesting and settlement of all New RSUs, have been registered under the Securities Act of 1933, as amended (the “Securities Act”), on one or more registration statements on Form S-8 filed with the SEC.

9.	Information Concerning Karyopharm.

Karyopharm Therapeutics Inc. is a commercial-stage pharmaceutical company pioneering novel cancer therapies and dedicated to the discovery, development and commercialization of first-in-class drugs directed against nuclear export for the treatment of cancer and other diseases. Our lead asset, XPOVIO® (selinexor), was approved in the U.S. in mid-2019 and is currently approved and marketed in the U.S. in three oncology indications, most important multiple myeloma, XPOVIO and NEXPOVIO (selinexor) (the brand name for selinexor in Europe and the United Kingdom), has received regulatory approval in over 40 countries outside of the U.S. and is commercially available in a growing number of countries as our partners continue to secure reimbursement approvals.

We were incorporated under the laws of the State of Delaware in December 2008. Our executive offices are located at 85 Wells Avenue, Newton, Massachusetts 02459, and our telephone number is (617) 658-0600. Our website is www.karyopharm.com. Information contained on our website does not constitute part of, and is not incorporated by reference into, this Offer to Exchange.

We have presented below a summary of our consolidated financial data. The following summary consolidated financial data should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, which are incorporated herein by reference. The selected consolidated statements of operations data for the fiscal years ended December 31, 2023 and December 31, 2022, and the selected consolidated balance sheet data as of December 31, 2023, are derived from our audited consolidated financial statements that are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The selected consolidated statements of operations data for the three month periods ended March 31, 2024 and March 31, 2023, and the selected consolidated balance sheet data as of March 31, 2024, are derived from our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024. Our interim results are not necessarily indicative of results for the full fiscal year, and our historical results are not necessarily indicative of the results to be expected in any future period.

More complete financial information may be obtained by accessing our public filings with the SEC by following the instructions in Section 16 of the Offering Memorandum entitled “Additional Information”. We recommend that you review the materials that we have filed with the SEC before making a decision on whether or not to surrender your Eligible Options for exchange.

Summary Consolidated Statements of Operations and Balance Sheets (in thousands, except per share data)

	Three Months Ended March 31,		Year Ended December 31,
Operating Data	2024	2023	2023	2022
Revenue	$33,126	$38,698	$146,033	$157,074
Loss from operations	$(33,759)	$(30,899)	$(129,540)	$(142,202)
Net loss	$(37,362)	$(34,126)	$(143,099)	$(165,291)
Net loss per share - basic and diluted	$(0.32)	$(0.30)	$(1.25)	$(2.02)
Weighted average common stock outstanding - basic and diluted	115,454	113,481	114,221	81,871

Balance Sheet Data	March 31, 2024	December 31, 2023	December 31, 2022
Total current assets	$198,366	$233,921	$350,162
Total assets	$204,458	$240,438	$358,172
Total current liabilities	$65,341	$69,479	$65,908
Total liabilities	$373,413	$376,644	$374,828
Total stockholders’ deficit	$(168,955)	$(136,206)	$(16,656)

We had a net tangible book value (deficit) of $(1.45) per share as of March 31, 2024, our latest balance sheet date. This value was calculated using the net tangible assets of $(169.0) million as of March 31, 2024, divided by the number of outstanding shares of 116,457,361 as of March 31, 2024.

10.	Interests of Directors, Officers and Affiliates; Transactions and Arrangements Concerning our Securities.

Our executive officers and non-employee directors are not eligible to participate in the Option Exchange. Accordingly, none of these individuals are Eligible Participants or hold Eligible Options, and therefore do not beneficially own any securities that are subject to the Offer.

Other than (i) outstanding stock option and other equity awards granted to our directors, executive officers and other employees and consultants pursuant to our various equity incentive plans, which are described in the notes to our financial statements as set forth in our filings with the SEC, (ii) compensatory agreements, arrangements and understandings with our executive officers, as described under the “Executive Compensation” heading of our proxy statement for our 2024 annual meeting of stockholders filed with the SEC on April 19, 2024 (the “Annual Meeting Proxy Statement”), and (iii) compensatory agreements, arrangements and understandings with our non-employee directors, as described under the “Director Compensation” heading of the Annual Meeting Proxy Statement, we are not party to any material agreements with any of our executive officers, directors or controlling persons. In addition, neither Karyopharm nor, to our knowledge, any of our executive officers or directors, any person controlling Karyopharm or any executive officer or director of such control person, is a party to any agreement, arrangement or understanding with respect to any of our securities, including any agreement, arrangement or understanding concerning the transfer or the voting of any of our securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.

During the 60-day period prior to the date of this Offering Memorandum, neither we, nor, to the best of our knowledge, any member of our Board of Directors or any of our executive officers, nor any of our affiliates, has engaged in any transaction involving the Eligible Options.

11.	Status of Options Acquired by Us in the Offer; Accounting Consequences of the Offer.

Options we acquire pursuant to the Offer will be cancelled on the first business day following the Offer Expiration Date. We have adopted the provisions of Accounting Standards Codification (ASC) 718 “Compensation - Stock Compensation.” Under ASC 718, we expect to recognize the incremental compensation cost, if any, of the New RSUs granted in the Offer. The incremental compensation cost will be measured as the excess, if any, of the accounting fair value of each New RSU granted to employees in exchange for surrendered options, measured as of the date such awards are granted, over the accounting fair value of the option surrendered in exchange for such awards, measured immediately before the exchange. The incremental and remaining compensation expense associated with the Offer will be recognized over the service period of such awards. If any portion of the New RSUs granted is forfeited prior to the completion of the service condition due to a termination of service, the compensation cost for the forfeited portion of the award will not be recognized.

12.	Agreements; Legal Matters; Regulatory Approvals.

We are not aware of any material pending or threatened legal actions or proceedings relating to the Offer. We are not aware of any margin requirements or anti-trust laws applicable to the Offer. We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of options and grant of New RSUs as contemplated by the Offer. If any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign is required for the acquisition or ownership of our options and a procedure for obtaining such approval is practically available, as contemplated herein, we presently contemplate that we will undertake commercially reasonable steps to obtain such approval or take such other action. We are unable to predict whether we may in the future determine that we are required to delay the acceptance of options or not accept options for exchange pending the outcome of any such matter. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under the Offer to accept options tendered for exchange and to grant New RSUs for options tendered as part of the exchange is subject to conditions, including the conditions described in Section 6 of the Offering Memorandum entitled “Conditions of the Offer.”

13.	Material U.S. Federal Income Tax Consequences.

The following is a summary of the anticipated material U.S. federal income tax consequences of the Offer. This tax summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to apply in all respects to all categories of Eligible Participants. The tax consequences for individuals who are subject to the tax laws of a country other than the U.S. or of more than one country may differ from the U.S. federal income tax consequences summarized herein. The rules governing the tax treatment of stock options and restricted stock units are complex. You should consult with your tax advisor to determine the personal tax consequences to you of rejecting or participating in the Option Exchange.

Tax Effects of Rejecting the Offer

In general, your rejection of the Offer will not be a taxable event for U.S. federal income tax purposes. However, if (1) any of your Eligible Options are currently treated as incentive stock options and (2) the Offer remains outstanding for more than 29 calendar days (that is, if we extend the Offer beyond the original Offer Expiration Date), your Eligible Options will cease to be treated as incentive stock options as of 11:59 p.m., Eastern Time, on the Offer Expiration Date. If the fair market value of our common stock as of the Offer Expiration Date is less than the exercise price currently in effect for your Eligible Options, the Board of Directors can take action to “retest” your Eligible Options to determine if they can again be treated as incentive stock options. However, even if they can again be treated as incentive stock options, your two-year holding period of your Eligible Options will start over on the original Offer Expiration Date.

Tax Effects of Accepting the Offer

Neither your acceptance of the Offer nor the exchange of your Eligible Options for New RSUs will be a taxable event for U.S. federal income tax purposes. You will not recognize any income, gain or loss as a result of the exchange and cancellation of your Eligible Options for New RSUs for U.S. federal income tax purposes.

Taxation of New RSUs

You will not have income upon the grant of a New RSU. You are not permitted to make a Section 83(b) election with respect to a New RSU award. When shares or common stock are delivered with respect to New RSUs (which may be upon vesting or may be at a later date), you will have income on the date of delivery in an amount equal to the fair market value of the stock on such date. When the stock is sold, you will have capital gain or loss equal to the sales proceeds less the value of the stock on the delivery date. Any capital gain or loss will be long-term if you held the stock for more than one year and otherwise will be short-term.

Withholding

We will withhold all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law with respect to ordinary compensation income recognized with respect to a New RSU award. We will require any such holder of a New RSU award to make arrangements to satisfy this withholding obligation prior to the delivery or transfer of any shares of our common stock.

Non-U.S. Holders

If you are a citizen or resident of, or are otherwise subject to the tax laws of, another country, or change your residence or citizenship during the term of the Offer, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional U.S. and/or foreign tax advice regarding your specific situation.

PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCES AND INDIVIDUAL FOREIGN JURISDICTIONS. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THE OFFER.

14.	Extension of Offer; Termination; Amendment.

We expressly reserve the right, in our discretion, at any time and from time to time, and regardless of whether or not any event set forth in Section 6 of the Offering Memorandum entitled “Conditions of the Offer” has occurred or is deemed by us to have occurred, to extend the period of time during which the Offer is open, and thereby delay the acceptance for exchange of any options, by giving written notice, including electronically posted or delivered notices, of such extension to the Eligible Participants or making a public announcement thereof. If we extend the expiration date, we also will extend your right to withdraw tenders of Eligible Options until such extended expiration date.

We also expressly reserve the right, in our reasonable judgment, before the Offer Expiration Date, to terminate or amend the Offer and to postpone our acceptance and cancellation of any options elected for exchange upon the occurrence of any of the conditions specified in Section 6 by giving written notice of such termination, amendment or postponement to the Eligible Participants and making a public announcement, including electronically posted or delivered notices. Our reservation of the right to delay our acceptance and cancellation of options elected to be exchanged is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that we must pay the consideration offered or return the options elected for exchange promptly after termination or withdrawal of an offer to exchange.

Subject to compliance with applicable law, we further reserve the right, before the expiration date, in our discretion, and regardless of whether any event set forth in Section 6 has occurred or is deemed by us to have occurred, to amend the Offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in the Offer to Eligible Participants or by decreasing or increasing the number of options being sought in the Offer.

Amendments to the Offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the amendment must be issued no later than 8:00 a.m. Eastern Time on the next U.S. business day after the last previously scheduled or announced Offer Expiration Date. Any public announcement made pursuant to the Offer will be disseminated promptly to Eligible Participants in a manner reasonably designed to inform Eligible Participants of such change.

If we materially change the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. Except for a change in price or a change in percentage of securities sought, the amount of time by which we will extend the Offer following a material change in the terms of the Offer or information concerning the Offer will depend on the facts and circumstances, including the relative materiality of such terms or information. If we decide to take any of the following actions, we will publish notice or otherwise notify you of such action in writing after the date of such notice:

•	we increase or decrease the amount of consideration offered for the options; or

•	we decrease the number of options eligible to be elected for exchange in the Offer;

and if the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such increase or decrease is first published, sent or given in the manner specified in this Section 14 of the Offer, we will extend the Offer so that the Offer is open at least ten business days following the publication, sending or giving of notice.

For purposes of the Offer, a “business day” means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time of each such day.

15.	Fees and Expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting elections to exchange options pursuant to the Offer.

16.	Additional Information.

We recommend that, in addition to this Offer to Exchange and the Terms of Election, you review the following materials that we have filed with the SEC, which are incorporated herein by reference, before making a decision on whether to elect to exchange your options:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024;

•	our Definitive Proxy Statement for the 2024 Annual Meeting of Stockholders, filed with the SEC on April 19, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 8, 2024;

•	our Current Reports on Form 8-K filed with the SEC on February 20, 2024, May 8, 2024 (solely with respect to items 1.01, 2.03 and 3.02), May 14, 2024 and May 31, 2024; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November  1, 2013, as the description has been updated and superseded by the description of our capital stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024, and including any amendments and reports filed for the purpose of updating such description.

Our SEC filings are also available to the public on the SEC’s website at www.sec.gov.

We will also provide, without charge, to each person to whom a copy of this Option Exchange is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

Karyopharm Therapeutics Inc.

85 Wells Avenue, 2nd Floor

Newton, MA 02459

Attn: Investor Relations

(617) 658-0600

As you read the foregoing documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

The information contained in this Offer to Exchange about Karyopharm should be read together with the information contained in the documents to which we have referred you.

17.	Miscellaneous.

We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. We are not disseminating this Offer to Exchange in any jurisdiction in which the Offer would not be in compliance with the laws of that jurisdiction.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE OR REFRAIN FROM EXCHANGING YOUR ELIGIBLE OPTIONS PURSUANT TO THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR OTHER INFORMATION TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED ELECTION CONCERNING EXCHANGE OF OPTIONS FORM. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

June 20, 2024